                                                        EXHIBIT 24

                             POWER OF ATTORNEY FOR
                           OFFICERS AND DIRECTORS OF
                               THE LIMITED, INC.


        Pursuant to the requirements of the Securities Act of 1933, the undersigned officers and/or directors of The Limited, Inc., a Delaware corporation (the "Company"), hereby appoint Kenneth B. Gilman as attorney-in-fact with full power of substitution and resubstitution to sign for the undersigned and in the name of the undersigned in any and all capacities with respect to the registrations on Form S-8 of (i) 10,000,000 shares of Common Stock of the Company under The Limited, Inc. 1993 Stock Option and Performance Incentive Plan (1996 Restatement) and (ii) 100,000 shares of Common Stock of the Company under The Limited, Inc. Stock Plan for Non-Associate Directors (collectively, the "Registration Statements") with the Securities and Exchange Commission ("SEC"), and to sign any and all amendments (including post-effective amendments) thereto and any and all applications or other documents to be filed with the SEC pertaining to the Registration Statements, and to grant unto the attorney-in-fact and agent the full power and authority to do and perform each and every act and thing required to be done, as fully to all intents and purposes as the undersigned could do if personally present. The undersigned hereby ratifies and confirms all that the attorney-in-fact and agent or its substitutes may lawfully do or cause to be done by virtue hereof.



Signatures                          Title                                                 Date

- ------------------------            Chairman of the Board (principal                             , 1996
  Leslie H. Wexner                  executive officer) and Director


 /s/ MICHAEL WEISS                  Vice Chairman and Director                             May 20, 1996
- ------------------------
  Michael A. Weiss


- -------------------------           Secretary and Director                                       , 1996
    Bella Wexner


  /s/ MARTIN TRUST                  Director                                               May 20, 1996
- -------------------------
    Martin Trust


/s/ EUGENE M. FREEDMAN              Director                                               May 20, 1996
- -------------------------
 Eugene M. Freedman


  /s/ E. GORDON GEE                 Director                                               May 20, 1996
- -------------------------
    E. Gordon Gee


/s/ LEONARD A. SCHLESINGER          Director                                               May 20, 1996
- -------------------------
Leonard A. Schlesinger


  /s/ DAVID T. KOLLAT               Director                                               May 20, 1996
- -------------------------
    David T. Kollat



  /s/ CLAUDINE B. MALONE            Director                                               May 20, 1996
- -------------------------
   Claudine B. Malone


/s/ DONALD B. SHACKELFORD           Director                                               May 20, 1996
- -------------------------
  Donald B. Shackelford


  /s/ ALLEN R. TESSLER              Director                                               May 20, 1996
- -------------------------
    Allen R. Tessler


  /s/ RAYMOND ZIMMERMAN             Director                                               May 20, 1996
- -------------------------
     Raymond Zimmerman

